EXHIBIT 23.2

                       CONSENT OF PORTER KEADLE MOORE, LLP


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                    [Letterhead of Porter Keadle Moore, LLP]



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 18, 2000, accompanying the consolidated financial statements of CCF Holding Company and subsidiary appearing in the 1999 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended December 31, 1999, which are incorporated by reference in this Registration Statement on Form S-8 related to the CCF Holding Company 2000 Stock Option Plan. We consent to the incorporation by reference in the Registration Statement on Form S-8 of the aforementioned report.




                                           /s/Porter Keadle Moore, LLP


Atlanta, Georgia
April 19, 2000